INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in (i) Registration Statement No. 33-48876 on Form S-8, (ii) Registration Statement No. 33-85812 on Form S-8,
(iii) Registration Statement No. 333-28967 on Form S-8, (iv) Registration Statement No. 33-82298 on Form S-3, (v) Registration Statement No. 333-34533 on Form S-3, and (vi) Registration Statement No. 333-50402 on Form S-3 of our report dated March 9, 2001, appearing in this Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 30, 2001